                                                                    EXHIBIT 99.3

UNAUDITED PRO FORMA FINANCIAL INFORMATION
-----------------------------------------

The Unaudited Pro Forma Combined Condensed Consolidated Balance Sheet as of March 31, 2000 (the "Pro Forma Balance Sheet") and Unaudited Pro Forma Combined Condensed Consolidated Statements of Operations (the "Pro Forma Statements of Operations" and together with the Pro Forma Balance Sheet, the "Pro Forma Financial Statements") for the fiscal year ended December 31, 1999 and the three month period ended March 31, 2000 have been prepared to illustrate the estimated effect of the Company's acquisition of Rittenhouse Paper Company (the "Acquisition") and $35 million of borrowings incurred by the Company in connection with the Acquisition. The Pro Forma Statements of Operations reflect adjustments as if the Acquisition had occurred on January 1, 1999. The Pro Forma Balance Sheet reflects adjustments as if the Acquisition had occurred on March 31, 2000.

The Acquisition has been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further adjustment. The final allocation of the purchase price for the Acquisition may differ materially from the allocations set forth in the Pro Forma Financial Statements presented herein due to several contingencies that could impact the final purchase price. These contingencies include a contingent payment of up to $6 million if certain financial targets are achieved for the year ending December 31, 2000.

The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Pro Forma Financial Statements do not purport to present the financial position or results of operations of the Company had the Acquisition occurred on the dates specified, nor are they necessarily indicative of the results of operations that may be achieved in the future. The Pro Forma Statements of Operations do not reflect any adjustments for synergies that management expects to realize commencing upon consummation of the acquisition. No assurances can be made as to the amount of cost savings or revenue enhancements, if any, that actually will be realized.

The Pro Forma Financial Statements are based on certain assumptions and adjustments described in the Notes to Pro Forma Financial Statements and should be read in conjunction therewith and with the Consolidated Financial Statements and related notes of the Company included in its Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and in its Form 10-Q for the quarter ended March 31, 2000 and the historical financial statements of Rittenhouse which are included as Exhibit 99.2 to this Form 8-K/A.

UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED BALANCE SHEET
-----------------------------------------------------------------

(In thousands)

                                                                                       MARCH 31, 2000
                                                           ---------------------------------------------------------------------
                                                                                                   Pro Forma           Pro Forma
                                                             Nashua           Rittenhouse         Adjustments           Balance
                                                             ------           -----------         -----------          ---------

ASSETS
------
Cash and cash equivalents                                  $  24,574           $   1,684           $ (23,543)(A)       $   2,715
Restricted cash                                                5,361                  --                  --               5,361
Accounts receivable                                           16,539              14,425                  --              30,964
Inventories:
  Materials and supplies                                       7,304               7,513                  --              14,817
  Work in process                                              4,101                 266                  --               4,367
  Finished goods                                               5,806               7,873                  --              13,679
                                                           ---------           ---------           ---------           ---------
                                                              17,211              15,652                  --              32,863
Other current assets                                          11,315               1,382                  --              12,697
                                                           ---------           ---------           ---------           ---------
  Total current assets                                        75,000              33,143             (23,543)             84,600
                                                           ---------           ---------           ---------           ---------
Plant and equipment                                           77,510              21,197              (6,873)(C)          91,834
Accumulated depreciation                                     (37,571)            (14,923)             14,923(C)          (37,571)
                                                           ---------           ---------           ---------           ---------
                                                              39,939               6,274               8,050              54,263
Other assets                                                  16,876                 472               1,158(D)(E)(F)     18,506
Goodwill                                                          --                  --              28,694(B)           28,694
Net non-current assets of discontinued operations                756                  --                  --                 756
                                                           ---------           ---------           ---------           ---------
Total assets                                               $ 132,571           $  39,889           $  14,359           $ 186,819
                                                           =========           =========           =========           =========


LIABILITIES AND SHAREHOLDERS' EQUITY
------------------------------------
Current maturities of long-term debt                       $     511           $  14,316           $ (14,316)(D)(H)    $     511
Accounts payable                                              11,070               9,411                  --              20,481
Accrued expenses                                              28,756               2,167               7,077(D)(G)        38,000
Income tax payable                                             2,295                 297                  --               2,592
                                                           ---------           ---------           ---------           ---------
  Total current liabilities                                   42,632              26,191              (7,239)             61,584
                                                           ---------           ---------           ---------           ---------
Long-term debt                                                   383                  --              35,072(H)           35,455
Other long-term liabilities                                   12,889               1,539              (1,315)(D)          13,113
                                                           ---------           ---------           ---------           ---------
  Total long-term liabilities                                 13,272               1,539              33,757              48,568
                                                           ---------           ---------           ---------           ---------
Shareholders'/Members' Equity:
Common stock and additional capital                           22,098                  --                  --              22,098
Retained earnings                                             69,491                  --                  --              69,491
Members' equity                                                   --              12,159             (12,159)(I)              --
Treasury stock, at cost                                      (14,922)                 --                  --             (14,922)
                                                           ---------           ---------           ---------           ---------
                                                              76,667              12,159             (12,159)             76,667
                                                           ---------           ---------           ---------           ---------

  Total liabilities and shareholders' equity               $ 132,571           $  39,889           $  14,359           $ 186,819
                                                           =========           =========           =========           =========



     The accompanying notes are an integral part of the combined condensed consolidated financial statements.

               UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
               ---------------------------------------------------
                            STATEMENTS OF OPERATIONS
                            ------------------------


                                                                             Three Months Ended March 31, 2000
                                                         -----------------------------------------------------------------------
                                                                                              Pro Forma                Pro Forma
(In thousands, except per share data)                     Nashua          Rittenhouse        Adjustments                Balance
                                                          ------          -----------        -----------               ---------


Net sales                                                $ 44,010           $ 30,695           $     --                 $ 74,705
Cost of products sold                                      35,088             23,056               (126)(4)(5)            58,018
                                                         --------           --------           --------                 --------
  Gross margin                                              8,922              7,639                126                   16,687
                                                         --------           --------           --------                 --------
Research, selling, distribution and
  administrative expenses                                  10,039              7,000                240(4)(5)             17,279
Pension settlement income                                 (18,606)                --                 --                  (18,606)
Restructuring and other unusual charges                     1,452                 --                 --                    1,452
Equity in loss of unconsolidated joint ventures                 4                 --                 --                        4
Interest expense                                              201                285                477(5)(7)                963
Interest income                                              (421)                (2)               404(6)                   (19)
Other income                                                   --                (29)                --                      (29)
                                                         --------           --------           --------                 --------
Income from continuing operations before
  income tax provision                                     16,253                385               (995)                  15,643
Income tax provision                                        6,412                 17               (248)(8)                6,181
                                                         --------           --------           --------                 --------


Net income                                               $  9,841           $    368           $   (747)                $  9,462
                                                         ========           ========           ========                 ========

Basic earnings per share:
Net income per common share                              $   1.75                                                       $   1.68
                                                         ========                                                       ========
Average common shares                                       5,639                                                          5,639
                                                         ========                                                       ========

Diluted earnings per share:
Net income per common share assuming dilution            $   1.74                                                       $   1.67
                                                         ========                                                       ========
Average common and potential common shares                  5,655                                                          5,655
                                                         ========                                                       ========


     The accompanying notes are an integral part of the combined condensed consolidated financial statements.

               UNAUDITED PRO FORMA COMBINED CONDENSED CONSOLIDATED
               ---------------------------------------------------
                            STATEMENTS OF OPERATIONS
                            ------------------------

                                                                                  Year Ended December 31, 1999
                                                         -----------------------------------------------------------------------
                                                                                                 Pro Forma             Pro Forma
(In thousands, except per share data)                      Nashua           Rittenhouse         Adjustments             Balance
                                                           ------           -----------         -----------            ---------


Net sales                                                $ 170,844           $ 139,106           $      --             $ 309,950
Cost of products sold                                      129,872             106,030                (412)(4)(5)        235,490
                                                         ---------           ---------           ---------             ---------
  Gross margin                                              40,972              33,076                 412                74,460
                                                         ---------           ---------           ---------             ---------
Research, selling, distribution and
  administrative expenses                                   39,747              30,269                 813(4)(5)          70,829
Restructuring and other unusual income                      (1,300)                 --                  --                (1,300)
Equity in loss of unconsolidated joint ventures                320                  --                  --                   320
Interest expense                                               743               1,194               1,948(5)(7)           3,885
Interest income                                             (1,421)                 --               1,342(6)                (79)
Other income                                                    --                 (30)                 --                   (30)
                                                         ---------           ---------           ---------             ---------
Income from continuing operations before
  income tax provision                                       2,883               1,643              (3,691)                  835
Income tax provision                                         3,303                 103                (910)(8)             2,496
                                                         ---------           ---------           ---------             ---------


Income (loss) from continuing operations                 $    (420)          $   1,540           $  (2,781)            $  (1,661)
                                                         =========           =========           =========             =========

Basic earnings per share:
Income (loss) from continuing operations
  per common share                                       $    (.07)                                                    $    (.29)
                                                         =========                                                     =========
Average common shares                                        5,718                                                         5,718
                                                         =========                                                     =========

Diluted earnings per share:
Income (loss) from continuing operations
    per common share assuming dilution                   $    (.07)                                                    $    (.29)
                                                         =========                                                     =========
Average common and potential common shares                   5,718                                                         5,718
                                                         =========                                                     =========


     The accompanying notes are an integral part of the combined condensed consolidated financial statements.

                     NOTES TO PRO FORMA FINANCIAL STATEMENTS
                     ---------------------------------------

(1)  BASIS OF PRESENTATION

     The Acquisition has been accounted for using the purchase method of accounting. Accordingly, assets acquired and liabilities assumed have been recorded at their estimated fair values, which are subject to further adjustment, based upon appraisals and other analyses, with appropriate recognition given to the effect of the Company's borrowing rates and income taxes. The final allocation of the purchase price for the Acquisition may differ materially from the allocations set forth in the Pro Forma Financial Statements presented herein due to several contingencies that could impact the final purchase price. These contingencies include a contingent payment of up to $6 million if certain financial targets are achieved for the year ending December 31, 2000.

     The Pro Forma Statements of Operations reflect adjustments as if the acquisition of Rittenhouse had occurred on January 1, 1999. The Pro Forma Balance Sheet reflects adjustments as if the Acquisition had occurred on March 31, 2000.

     Certain reclassifications have been made to the historical balance sheet and statements of operations of Rittenhouse to conform to the Company's presentation.

(2)  DESCRIPTION OF CONSIDERATION

     The pro forma cost of the Acquisition has been allocated to assets acquired and liabilities assumed at their estimated fair values as follows:

     (In thousands)

     Purchase of Rittenhouse stock and options                                                 $57,000
     Purchase price adjustments (net)                                                            6,814
     Transaction costs                                                                           1,455
     Estimated fair value of liabilities assumed and accrued acquisition liabilities:
       Accounts payable                                                                          9,411
       Accrued expenses                                                                          2,333
       Other liabilities                                                                           224
       Accrued acquisition liabilities                                                             415
                                                                                               -------
     Pro forma cost of the acquisition (a)                                                      77,652
                                                                                               -------

     Estimated fair value of acquired assets                                                    48,958
                                                                                               -------

     Excess of cost over estimated fair value of net assets acquired (b)                       $28,694
                                                                                               =======

     Allocation of purchase price:
       Cash                                                                                    $ 1,684
       Accounts receivable                                                                      14,425
       Inventories                                                                              15,652
       Other current assets                                                                      1,382
       Plant and equipment                                                                      14,324
       Other assets                                                                              1,491
       Goodwill                                                                                 28,694
                                                                                               -------
                                                                                               $77,652
                                                                                               =======

     (a) The Acquisition was funded through $35 million of borrowings under a $55 million credit facility from Fleet Bank-NH and LaSalle Bank, which consists of a $20 million term loan and a $35 million revolving credit loan. The Company funded the remainder of the purchase price from its cash reserves.

     (b) The excess of cost over the estimated fair value of net assets acquired was allocated to goodwill and will be amortized on a straight-line basis over 20 years.


(3)  BALANCE SHEET ADJUSTMENTS

     The following adjustments have been made in preparation of the Pro Forma Balance Sheet:

     A.   Reduction in Nashua cash used to finance the acquisition.
     B. To record the excess of cost over estimated fair value of net assets acquired.
     C. To adjust Rittenhouse property, plant and equipment to fair values and to record purchased real estate and equipment at its fair values (see separate note on "Purchased Real Estate and Equipment").
     D. Includes reductions for other assets not acquired and for debt, accrued expenses and other liabilities not assumed.
     E.   Includes capitalized debt issuance costs related to new debt.
     F. Includes deposits on new machinery and equipment acquired by Rittenhouse from related partnerships prior to closing.
     G. Includes accrued expenses related to purchase price adjustments due to Rittenhouse shareholders, direct transaction costs and estimated acquisition liabilities.
     H.   Includes increased borrowings used to finance the Acquisition.
     I.   Adjustment to eliminate Rittenhouse members' equity.


(4)  PURCHASED REAL ESTATE AND EQUIPMENT

     Prior to closing, Rittenhouse acquired real estate and equipment having appraised values of $5,525,000 and $1,840,040, respectively, from related partnerships. Prior to this transaction, these assets were leased to Rittenhouse. The Pro Forma Statements of Operations have been adjusted to eliminate related lease charges and reflect estimated pro forma depreciation for these purchased assets. The Pro Forma Balance Sheet includes purchased real estate and equipment at its estimated fair values.


(5)  DEPRECIATION AND AMORTIZATION

     The adjustments for estimated pro forma depreciation and amortization of purchased assets and goodwill are based on their estimated fair values. Property, plant and equipment is being depreciated on a straight-line basis over estimated useful lives of 15 - 30 years for buildings and improvements and 1 - 10 years for machinery and equipment. Goodwill is being amortized on a straight-line basis over 20 years. Deferred financing costs directly related to the financing of the Acquisition are being amortized over the life of the fixed-term debt of 5 years.

(6)  INTEREST INCOME

     The Acquisition was funded in part with the Company's existing cash and cash equivalents. Accordingly, had the acquisition occurred on January 1, 1999, the Company would have earned lower interest income as a result of the reduction in cash and cash equivalents.

     The Pro Forma Statements of Operations give effect to the lower interest income that would have been earned during the periods presented. Such adjustments were based on the Company's actual weighted average yields on its cash balances during those periods.


(7)  INTEREST EXPENSE

     In connection with the Acquisition, the Company borrowed $35 million under its credit facility to fund a portion of the cash consideration.

     The Pro Forma Statements of Operations give effect to the interest charges that would have been incurred during the periods presented, assuming the Company's borrowing rates under its term and revolving loans of 8.53% and 8.28%, respectively, at April 17, 2000. Annual interest expense would change by approximately $44,000 for each 1/8% change in the interest rate.


(8)  INCOME TAXES

     The Pro Forma Statements of Operations have been adjusted to reflect the amount of income taxes that would have been accrued had the Acquisition taken place on January 1, 1999 based on the statutory rate in effect for the periods shown. The excess of cost over the estimated fair value of net assets acquired is not adjusted for deferred taxes.